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                                                                      EXHIBIT 4


                          [SECURITY LIFE INSURANCE
                            FIRST COMPANY   LOGO]


                    WAIVER OF SURRENDER CHARGE ENDORSEMENT


This endorsement is attached to and made a part of Policy Form SF-135R2V.

The Contract is amended as follows:

1. Section 3.09, Cash Value, is amended by deleting the last sentence of the Section and inserting the following:

"The percentage is 100% for all purchase payments."

2.  Section 3.10, Free Withdrawal Amount, is deleted in its entirety.

Any Section(s) referencing Sections 3.09 and 3.10 are also amended as described above.





/s/  ROBERT G. MEPHAM
     Robert G. Mepham
     President





SF-1554